Exhibit 10.9.3

Ratification and Extension Agreement

          THIS Agreement is made and entered into this 10th day of October, 2008, by and between Millennium Group Worldwide Incorporated, a Florida corporation with its principal place of business at 2825 N. 10th Street, St. Augustine, Florida 32084 (“MGW”), and Cameron Jacobs.

          WHEREAS, MGW have entered into a purchase agreement dated March 1, 2007(the “Prior purchase Agreement”);

          WHEREAS, the Prior purchase Agreement (at Section 4) was conditioned upon MGW obtaining adequate funding under its Form S-1 Registration, such period of time having already expired as a function of the registration and review process;

          WHEREAS, both MGW and Cameron Jacobs wish to ratify the Prior purchase Agreement and extend the period that will satisfy the Section 4 condition as to timing.

          NOW, THEREFORE, the parties agree as follows:

1.	MGW and Cameron Jacobs hereby ratify the Prior purchase Agreement in all respects;

2.	Section 4 relating to timing of funding is extended to December 8, 2008; and

3.

This Agreement, together with the Prior purchase Agreement as hereby incorporated by reference, constitutes the entire understanding between the parties relating to the subject matter hereof, and no amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by each party.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

MILLENNIUM GROUP WORLD INCORPORATED	CAMERON JACOBS

/s/ Julius Jackson Sr.	/s/ Cameron Jacobs

Julius Jackson, Sr., President	Cameron Jacobs